UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

3 Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[×] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On January 26, 2006, Platinum Energy Resources, Inc., a Delaware corporation (“Platinum Energy”), and its wholly-owned subsidiary, PER Acquisition Corp., a Delaware corporation (“Acquisition Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Tandem Energy Holdings Inc., a Nevada corporation (“Tandem”), pursuant to which, subject to satisfaction of the conditions contained in the Merger Agreement, Acquisition Sub will merge with and into Tandem (the “Merger”). At the effective time of the Merger (the “Effective Time”), Tandem will be the surviving corporation and will become a wholly-owned subsidiary of Platinum.

At the Effective Time and as a result of the Merger, holders of the outstanding Tandem common stock are to receive $2.53 per share. However, certain directors and officers of Tandem, who in the aggregate own approximately 85% of the outstanding Tandem common stock have waived their right to receive $0.40 of such consideration and have elected to receive only $2.13 per share. The waived amounts will be added to the amounts to be received by shareholders who purchased their shares directly from Tandem or in the open market. Accordingly, such shareholders will receive an aggregate of $4.50 per share. Approximately $42 million of the $102 million purchase price will be used to retire Tandem’s long-term indebtedness.

Platinum Energy provided to Tandem a performance deposit of $500,000 which will be applied toward the payment of the purchase price upon closing. The performance deposit would be forfeited in the event the Merger Agreement is terminated for any reason other than a material breach of the terms of the Merger Agreement by Tandem. Under the terms of the Merger Agreement, Platinum Energy will be guaranteed $5 million in working capital but will be responsible for capital expenditures as of January 1, 2006 up to an average of $700,000 per month.

The closing of the Merger is subject to various closing conditions, including the filing of a proxy statement with the U.S. Securities and Exchange Commission, approval of the Merger Agreement by the shareholders of Platinum Energy and Tandem and the satisfaction or waiver of other customary conditions. In addition, the closing is conditioned on holders of not more than twenty percent (20%) of the shares of Platinum Energy common stock voting against the Merger and electing to convert their shares of Platinum Energy common stock into cash, as permitted by the Platinum Energy certificate of incorporation. The Platinum Energy initial shareholders, officers and directors, who hold approximately 20% of Platinum Energy’s voting stock, have agreed to vote their shares on the Merger in accordance with the vote of the majority of the non-affiliated Platinum Energy shareholders. Certain officers and directors of Tandem, holding approximately 75% of the outstanding shares of Tandem common stock have agreed to vote in favor of the Merger. Accordingly, Tandem shareholder approval is assured. If approved by Platinum Energy shareholders, the transaction is expected to close in the second quarter of 2006.

Platinum Energy and Tandem have made customary representations and warranties and covenants in the Merger Agreement. In addition, Tandem has agreed not to solicit proposals related to alternative business combination transactions or enter into discussions concerning or provide information in connection with alternative business combination transactions. Platinum Energy has agreed not to enter into any agreement to acquire any oil and gas interest that would require a closing prior to the closing of the Merger.

The Merger Agreement contains certain termination rights for both Platinum Energy and Tandem, including, subject to certain limited exceptions, the ability for Platinum to terminate the Merger Agreement prior to closing in the event it is not satisfied or believes in its sole judgment that it will not be satisfied with the results of its due diligence investigation.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about Platinum Energy or Tandem. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of their Merger Agreement and are modified in important part by the underlying disclosure schedules.

In connection with the Merger Agreement, Platinum Energy entered into a Letter Agreement with Lance Duncan (“Duncan”) pursuant to which Platinum Energy agreed to pay Duncan at the Effective Time a broker's fee of $3 million. Pursuant to the Letter Agreement, Platinum Energy also agreed to pay Duncan restricted shares of its common stock valued at $5 million over 18 months following the Effective Time for continued consulting services.

On January 26, 2006, Platinum Energy issued a press release announcing that it has entered into the Merger Agreement with Tandem. A copy of the press release is attached as Exhibit 99.1.

Additional Information

Forward-Looking Statements

Platinum Energy claims the protection of the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Platinum Energy’s and Tandem's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad;

changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy’s filings with the Securities and Exchange Commission, including its report on Form 10-Q for the period ended September 30, 2005. The information set forth herein should be read in light of such risks. Neither Platinum Energy nor Tandem assumes any obligation to update the information contained in this press release.

Platinum Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Copies of filings by Platinum Energy, which will contain information about Platinum Energy and Tandem, will be available without charge, when filed, at the Securities and Exchange Commission's internet site (http://www.sec.gov), and, when filed, will be available from Platinum Energy, without charge, by directing a request to Platinum Energy Resources, 3 Paragon Drive, Montvale, NJ 07654.

The respective directors and executive officers of Platinum Energy and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Platinum Energy's directors and executive officers is available in its Prospectus dated October 24, 2005 filed with the Securities and Exchange Commission on October 26, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

2.1 Agreement and Plan of Merger dated as of January 26, 2006, among Platinum Energy Resources, Inc., Tandem Energy Holdings Inc. and PER Acquisition Corp.

10.1 Letter Agreement, dated as of January 26, 2006, between Platinum Energy Resources, Inc. and Lance Duncan.

99.1 Press Release dated January 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.

Dated: January 31, 2006
/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer